UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 6, 2006

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	56-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Summary

        Roberts Realty Investors, Inc., the registrant, conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. Roberts Realty owns a 76.2% interest in the operating partnership and is its sole general partner. As described in Item 2.03 below, the operating partnership obtained an $8,175,000 loan from Wachovia Bank, National Association on December 6, 2006. As described in more detail below, the operating partnership used the loan proceeds in part to acquire from an unrelated seller the remaining 18% undivided interest in a 23.5-acre parcel of undeveloped land (the “Peachtree Parkway property”). The operating partnership now owns 100% of the Peachtree Parkway property. As a part of that transaction, the operating partnership assumed the seller’s obligations under two material agreements related to the Peachtree Parkway property, also as described below. The text of Item 2.03, which describes the material terms of the loan, is incorporated into this Item 1.01 by this reference.

Amendment of Material Agreements

      Original Agreements

        On December 29, 2004, the operating partnership purchased an 82% undivided interest in the Peachtree Parkway property. In acquiring this property, the operating partnership assumed and became bound by restrictive covenants recorded in favor of Roberts Properties, Inc. (“Roberts Properties”) and Roberts Properties Construction, Inc. (“Roberts Construction”), each of which is wholly owned by Charles S. Roberts, the Chief Executive Officer, President, and Chairman of the Board of Directors of Roberts Realty.

        On April 14, 2005, consistent with these restrictive covenants and after obtaining appropriate board and audit committee approval, the operating partnership entered into the following agreements (the “Roberts Agreements”) with Roberts Properties and Roberts Construction, respectively:

        (a)     A Design and Development Agreement among the operating partnership, Georgianna Jean K. Valentino and Roberts Properties for the development of the Peachtree Parkway property for a fee of $1,460,000 to be paid in nine equal monthly installments over the development period, which commenced in April 2005.

        (b)     A Construction Contract among the operating partnership, Ms. Valentino and Roberts Construction for the construction of a 292-unit apartment community on the Peachtree Parkway property for the cost (as defined and limited in the contract) of constructing the project plus 10%, payable monthly.

Roberts Realty filed copies of the Roberts Agreements with the SEC under cover of a current report on Form 8-K dated April 12, 2005.

      Acquisition of Remaining 18% Interest in the Peachtree Parkway Property

        On June 26, 2006, the operating partnership agreed with Ms. Valentino to acquire the remaining 18% undivided interest in the Peachtree Parkway property from Ms. Valentino for $1,710,000, plus an additional payment equal to a simple annual return of 16% per annum on that amount from November 1, 2004 through the date of closing. An integral part of this transaction was the related assumption by the operating partnership of Ms. Valentino’s obligations under the Roberts Agreements.

        On December 6, 2006, the operating partnership acquired the remaining 18% undivided interest in the Peachtree Parkway property from Ms. Valentino in accordance with the June 26, 2006 agreement. The operating partnership paid $2,284,043 for this interest, plus closing costs of $22,108. In addition, the operating partnership assumed and paid the $146,000 balance owed by Ms. Valentino to Roberts Properties for her portion of the total $811,111 amount incurred under the Design and Development Agreement through the date of closing. To fund the payments to Ms. Valentino, the operating partnership used a portion of the proceeds of the $8,175,000 loan from Wachovia Bank described in Item 2.03 below.

      Amendments to Agreements with the Roberts Companies Related to the Peachtree Parkway Property

        In connection with the Valentino transaction, the operating partnership entered into amendments to the Design and Development Agreement with Roberts Properties and to the Construction Contract with Roberts Construction that reflected the acquisition by the operating partnership of Ms. Valentino’s interest in the Peachtree Parkway property and the assumption by the operating partnership of her obligations in that regard. In addition, the amendment to the Design and Development Agreement revised the payment terms to reflect that payments to Roberts Properties are made as services are rendered and billed rather than in equal monthly payments.

        The above descriptions of the material terms of these amendments are subject to the full text of the amendments filed as Exhibits 10.1 and 10.2, which are incorporated into this Item 1.01 by this reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On December 6, 2006, the operating partnership obtained an $8,175,000 loan from Wachovia Bank, National Association. Roberts Realty guaranteed the operating partnership’s obligations under the loan documents. The proceeds of the loan were or will be used as follows:

•	$2,284,043, plus closing costs of $22,108, was used in connection with the Valentino transaction described in Item 1.02 above; and

•	$1,350,858 was used to pay off the existing balance on Roberts Realty's line of credit; and

•	the remainder will be used for working capital and general corporate purposes, including funding part of Roberts Realty’s development and construction program.

        The loan matures on December 6, 2007, and interest is payable in consecutive monthly payments of accrued interest only, commencing on January 6, 2007, and continuing on the same day of each month thereafter until maturity. The loan bears interest at the one-month LIBOR rate plus 175 basis points, as that rate may change from day to day. The loan may be prepaid at any time, in whole or in part, without penalty or premium.

        Under a deed to secure debt and assignment of rents (the “security deed”) signed by the operating partnership in favor of Wachovia, the Peachtree Parkway property and the rents generated from it secure the loan. Upon an event of default, Wachovia can accelerate the maturity of the loan. Events of default include conditions customary for such an instrument. The security deed also contains: environmental representations; covenants regarding the payment of taxes and insurance premiums, leases of the property, the operation of the property, and financial reports regarding the property; a covenant prohibiting other liens on the property; provisions regarding insurance of the property and claims in that regard; provisions regarding condemnation by governmental authorities; provisions regarding the lender’s remedies in the event of default (which include the right to foreclose on the property and sell it); an assignment of all personal property, fixtures, leases and rents as security for the loan; provisions regarding the transfer of the property securing the loan (which in certain defined circumstances will be an event of default); and the waiver of the right to trial by jury. The security deed includes other terms and conditions customary for such an instrument.

        At Wachovia’s option, an event of default will exist under the note evidencing the loan if a default exists under any other loan from Wachovia to the operating partnership. In addition, under the security deed, the Peachtree Parkway property secures all other debt that the operating partnership owes to Wachovia. The operating partnership currently has one other loan outstanding from Wachovia – a $4,077,000 land loan that matures on January 20, 2007.

        Under the unconditional guaranty, Roberts Realty guaranteed to Wachovia the timely payment and performance of all liabilities and obligations of the operating partnership to Wachovia. Under the guaranty, Roberts Realty agreed that until the note is repaid in full, Roberts Realty will not retire or otherwise acquire any of its capital stock, unless it obtains Wachovia’s consent. The guaranty includes other terms and conditions customary for such an instrument.

        The foregoing description of the material terms of the promissory note, security deed, and guaranty is subject to the full text of those documents filed as Exhibits 10.3 to 10.5, respectively, which are incorporated into this Item 2.03 by this reference.

Item 9.01   Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.	Exhibit

10.1	Amendment Number 1 to Design and Development Agreement between Roberts Properties Residential, L.P.
and Roberts Properties, Inc. dated as of December 6, 2006 (Peachtree Parkway).

10.2	Amendment Number 1 to Construction Contract between Roberts Properties Residential, L.P. and Roberts
Properties Construction, Inc. dated as of December 6, 2006 (Peachtree Parkway).

10.3	Promissory Note in the principal amount of $8,175,000, dated as of December 6, 2006, executed by
Roberts Properties Residential, L.P. in favor of Wachovia Bank, National Association (Peachtree
Parkway).

10.4	Deed to Secure Debt and Assignment of Rents dated as of December 6, 2006, executed by Roberts
Properties Residential, L.P. in favor of Wachovia Bank, National Association (Peachtree Parkway).

10.5	Unconditional Guaranty dated as of December 6, 2006, executed by Roberts Realty Investors, Inc. in favor of Wachovia Bank, National Association (Peachtree Parkway).

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 12, 2006	By: /s/ Charles R. Elliott Charles R. Elliott Chief Financial Officer